Exhibit 11.  Statement re computation of per share earnings.

                                        TORCHMARK CORPORATION
                                  COMPUTATION OF EARNINGS PER SHARE



                                                Three months ended June 30,
                                                    1995             1994
                                               -------------    -------------
          Net income                            $70,022,949      $64,902,661
          Preferred dividends                             0                0
                                               -------------    -------------
          Net income available to common        $70,022,949      $64,902,661
                                               =============    =============
          Weighted average shares and common
            stock equivalents outstanding        71,568,440       72,368,574
                                               =============    =============

          Primary earnings per share:
            Net income                                $0.98            $0.90
                                               =============    =============





                                                  Six months ended June 30,
                                                    1995             1994
                                               -------------    -------------
          Net income                           $138,644,428     $140,474,545
          Preferred dividends                             0         (804,130)
                                               -------------    -------------
          Net income available to common       $138,644,428     $139,670,415
                                               =============    =============
          Weighted average shares and common
            stock equivalents outstanding        71,555,542       72,628,453
                                               =============    =============

          Primary earnings per share:
            Net income                                $1.94            $1.92
                                               =============    =============